UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2012

Alliance One International, Inc.

(Exact name of Registrant, as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Address of principal executive offices, including zip code)

(919) 379-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 14, 2012, the Board of Directors of Alliance One International, Inc. (the “Company”) elected Joyce Fitzpatrick as a director. Ms. Fitzpatrick has not been appointed to serve on any committees of the Board of Directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 14, 2012, the Board of Directors of the Company approved, effective as of that date, an amendment to the Company’s bylaws to increase the size of the Company’s Board of Directors from ten to eleven. The Company’s bylaws are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 19, 2012, the Company issued a press release announcing the election of Ms. Fitzpatrick to the Board of Directors. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Exhibits.

Exhibit 3.01 – Amended and Restated Bylaws of Alliance One International, Inc.

Exhibit 99.1 – Press release dated June 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2012

ALLIANCE ONE INTERNATIONAL, INC.

By:	/s/ Robert A. Sheets
Robert A. Sheets
Executive Vice President – Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

3.1	Amended and Restated Bylaws of Alliance One International, Inc.

99.1	Press release dated June 19, 2012

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